Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Joseph J. Lazzara, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Scientific Technologies Incorporated for the quarterly and nine month periods ended September 30, 2004 fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934 and that the information contained in such Form 10-Q fairly represents in all material respects the financial condition and results of operations of Scientific Technologies Incorporated.

Dated: November 15, 2004	By: /s/Joseph J. Lazzara_______
Name: Joseph J. Lazzara
Title: President and Chief Executive Officer

I, Richard O. Faria, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Scientific Technologies Incorporated for the quarterly and nine month periods ended September 30, 2004 fully complies with the requirements Section 13(a) or 15 (d) of the Securities Exchange Act of 1934 and that the information contained in such Form 10-Q fairly represents in all material respects the financial condition and results of operations of Scientific Technologies Incorporated.

Dated: November 15, 2004	By: /s/Richard O. Faria_______
Name: Richard O. Faria
Title: Vice President and Chief Financial Officer